                                                                   EXHIBIT 10.15


                                JMC GROUP, INC.

                              EMPLOYMENT AGREEMENT



     This Employment Agreement (this "Agreement") is made as of May 20, 1996 by and between JMC GROUP, INC., a Delaware corporation ("Employer"), and JAMES K. MITCHELL, an individual ("Executive"), with respect to the following facts:


                                    RECITALS
                                    --------

     A. Executive currently is employed by Employer as Chairman and Chief Executive Officer, and serves as Chief Executive Officer of James Mitchell and Company ("JMC"), Employer's principal operating subsidiary. In these capacities, Executive has acquired special skills and abilities with regards to Employer's business, and has developed an extensive background in and knowledge of the businesses of USBA and JMCG.

     B. Employer contemplates the Closing of a transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement") whereby a wholly-owned subsidiary of Employer will merge with and into USBA Holdings, Ltd., a Georgia corporation ("USBA"), and as a result, all outstanding shares of USBA will be converted, at the effective time of the merger (the "Effective Time"), into newly-issued shares of Employer and Employer will change its name to USBA Holdings, Ltd.

     C. Intending to be bound prior to the Effective Time, but with the agreements expressed herein to take effect only at the Effective Time, Employer desires to retain Executive according to the terms and conditions set forth in this Agreement in order to retain the valuable experience, skills, abilities, background and knowledge of Executive and to induce him to serve as Employer's Chairman and as Chief Executive Officer of JMC.

     D. Executive desires to continue in the employ of Employer from and after the Effective Time according to the terms and conditions set forth in this Agreement.

     E. The parties desire to memorialize the terms of Executive's engagement by Employer from and after the Effective Time as set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                              EMPLOYMENT AND TERM
                              -------------------

     1.1   Effective Time.  The parties are executing this Agreement as of the
           --------------
date first above written, intending to be bound hereby in contemplation of the Effective Time; however, the provisions of this Agreement shall not take effect until the Effective Time. If, for any reason, the Merger Agreement shall be terminated prior to the Effective Time, this Agreement shall thereupon be deemed annulled without ever having taken effect.

     1.2   Employment.  As of the Effective Time, Employer hereby employs
           ----------
Executive to serve as Chairman of Employer and Chief Executive Officer of JMC, and Executive hereby accepts such employment by Employer, upon the terms and conditions set forth herein.

     1.3   Term.  Subject to termination as provided in Article 7 of this
           ----
Agreement, the term of this Agreement (the "Term") shall be for an initial period of three years from the Effective Time, and shall thereafter be renewed on a year-to-year basis unless either party notifies the other of its intention to terminate this Agreement (which termination may be with or without cause) at least thirty (30) days in advance of the effective date of any renewal (i.e.,
                                                                        ----
the anniversary date of the Effective Time). Executive's Salary, Incentive Compensation and Benefits shall continue during any such renewal period(s) as provided in this Agreement, with the Salary continuing to be increased annually as provided in Article 3.


                                   ARTICLE 2

                              DUTIES OF EXECUTIVE
                              -------------------

     2.1   Duties.  Executive shall perform all the duties and obligations of
           ------
Chairman and such other responsibilities as shall be established by custom, by the Bylaws of Employer and, from time to time, by the Board of Directors of Employer and shall, in addition, serve as Chief Executive Officer of JMC. Executive shall perform the services contemplated herein faithfully, diligently and to the best of his ability. Executive shall report directly to and shall be responsible to the Board of Directors of Employer regarding his services.

     2.2   Employer Office.  Executive shall perform his services at Employer's
           ---------------
offices located at 9710 Scranton Road, Suite 100, San Diego, California 92121; provided, however, that Executive may be required to travel temporarily to other locations from time to time in connection with Employer's business.

     2.3   Exclusive Services.  Executive shall devote his entire business time,
           ------------------
attention, energies, skills, learning and best efforts to the business of Employer. Executive may serve on the board of directors of other corporations and may participate in social, civic or professional associations, in each instance so long as such services do not materially interfere with the duties and obligations of Executive contemplated by this Agreement. Notwithstanding the foregoing, Executive may make investments of a passive nature in any business or venture; provided, however, that such business or venture shall not be in competition, directly or indirectly, in any manner with Employer.


                                   ARTICLE 3

                                  COMPENSATION
                                  ------------

     3.1   Base Salary.  In consideration of Executive's services hereunder,
           -----------
Employer shall pay or cause to be paid to Executive during the Term of this Agreement a base salary (the base salary and any annual increase, the "Salary") of $287,427 per year, less required deductions for state and federal withholding tax, Social Security and other employee taxes. The Salary shall be payable in conformity with Employer's normal payroll schedule as Employer may adopt from time to time for its other executive employees. The Salary shall be pro-rated on the basis of a 365-day fiscal year for any partial employment during any portion of a year in which this Agreement is in effect.

     3.2   Increases in Salary.
           -------------------

          3.2.1    Merit Increases.     Executive's compensation, including
                   ---------------
Salary, may be changed from time to time by mutual agreement of Executive and the Board of Directors of Employer. Any such agreement shall be evidenced by a duly adopted resolution of the Board of Directors which, among other things, shall specify with particularity any change in Executive's compensation and the date when such change became effective.

          3.2.2    Cost of Living Increase.  The Salary shall be increased
                   -----------------------
annually on the anniversary date of the Effective Time (the "Adjustment Date") to reflect the increase, if any, in the Consumer Price Index (the "CPI") during the 12-month period immediately preceding the Adjustment Date by adding to the Salary an amount obtained by multiplying the Salary then payable by the percentage by which the level of the CPI, as reported on the last day of the preceding 12-month period, has increased over its level as of the date of this Agreement. The CPI shall be the CPI published by the Bureau of Labor Statistics, all urban wage earners, San Diego statistical area, all items, 1982-84 standard reference base period. Nothing herein contained shall be construed to prevent Employer, in its sole and absolute discretion, from awarding to Executive increases in Salary greater than those provided herein. In no event shall the Salary be reduced by any adjustment hereunder.

     3.3   Incentive Compensation.  In addition to the Salary provided for
           ----------------------
above, Employer shall, as an incentive compensation payment plan (the "Incentive Compensation") pay Executive a sum equal to one and one-half percent (1.5%) of Employer's consolidated pre-tax earnings before interest, taxes, depreciation and amortization ("Profits"), as verified on Employer's year-end audited statement of income, subject to a maximum Incentive Compensation of Executive's then current annualized salary. Profits are as determined before any deduction for executive incentive compensation or other Employer management bonuses. Such amounts are paid no later than the completion of the year-end audit, and may be paid earlier in the Board's discretion. Notwithstanding the above, the Board may in its discretion make appropriate adjustments in the Profits to take into account non-operating or unusual and extraordinary items that could either decrease or increase the applicable profit results, consistent in each case with generally accepted accounting practice and acceptable to Employer's independent auditors. The Board may, in its discretion, also increase or remove the above described cap on the Incentive Compensation.

     The Incentive Compensation shall be pro-rated on the basis of a 365-day fiscal year for any employment during only a portion of a year in which this Agreement is in effect, according to the following:

           3.3.1 The Incentive Compensation shall be based on Profits as above calculated for the entire year;

           3.3.2 The percentage to be applied to the Profits shall be pro-rated according to the length of Executive's employment during the year. For instance, if Executive's employment period ceases on March 31, 1998, then the Incentive Compensation will be the Profits for 1998 multiplied by one fourth of one and one-half percent (.375%); and

           3.3.3 The date of payment will be the same date as if Executive remained employed by Employer for the entire year.


                                   ARTICLE 4

                               EXECUTIVE BENEFITS
                               ------------------

     4.1   Vacation.  Executive shall be entitled to four weeks of vacation each
           --------
year during the Term of this Agreement, without reduction in salary. Any vacation time not used in any year shall accumulate and carry forward to the next year of the Term. At the end of each year of the Term, or at the end of the Term, Executive shall be entitled to receive vacation pay in lieu of any vacation time not used. Vacation shall be taken at times mutually agreed upon by Executive and Employer.

     4.2   Automobile Allowance.  Executive shall be required to provide and
           --------------------
maintain an automobile for use in his employment hereunder. Employer shall pay Executive $600 monthly as Employer's contribution to the use and maintenance of such automobile. Executive shall be responsible for all automobile operating and maintenance expenses, including coverage under customary liability and property damage insurance with liability limits in an amount not less than $500,000 for the injury or death of any one person, $1,000,000 for the injury or death of more than one person and not less than $100,000 for damage to property.

     4.3   Benefits.
           --------

          4.3.1 Employer shall pay directly or reimburse Executive up to $23,000 per year for the cost of split-dollar life insurance, club dues and/or memberships.

          4.3.2 Executive shall receive all group insurance and retirement plan benefits and any other benefits ("Benefits") on the same basis as Employer may from time to time offer to its executive employees generally.


                                   ARTICLE 5

                      REIMBURSEMENT FOR BUSINESS EXPENSES
                      -----------------------------------

     5.1   Business Expenses.  Executive shall be reimbursed by Employer for all
           -----------------
ordinary and necessary business expenses, subject to adequate accounting therefor, incurred by Executive in the performance of his duties during the Term. Executive shall keep accurate and complete records of all such expenses, including, but not limited to, proof of payment, and shall account fully for all such expenses.


                                   ARTICLE 6

                                CONFIDENTIALITY
                                ---------------

     6.1   Confidentiality.
           ---------------

          6.1.1    Confidential Information.  It is acknowledged and agreed that
                   ------------------------
certain information divulged to Executive or developed by Executive in the course of his employment with Employer may be confidential business or trade information that is owned by Employer, Employer's affiliates, subsidiaries or customers and regularly used in the operation of Employer's business. Such confidential information includes but is not limited to customer lists, customer requirements, customer preferences, individual contacts, and other sales information; formulas; patterns; processes; information concerning the function and use of Employer's products; information concerning Employer's plans for new products or product improvements; information concerning Employer's proposed or pending business plans, marketing strategies; and any other matters designated at any time by Employer as confidential (hereinafter "Confidential Information").

          6.1.2    Non-Disclosure.  Executive promises and agrees that he shall
                   --------------
keep all Confidential Information in strict confidence and shall not disclose, misuse or misappropriate any of the Confidential Information described herein, directly or indirectly, or use such information in any way, either during the term of Executive's employment with Employer or at any time thereafter, except as required in the course of his employment with Employer.

          6.1.3    Unfair Competition.  Executive acknowledges and agrees that
                   ------------------
the names and addresses of certain of Employer's customers constitute Confidential Information of Employer and that the sale or unauthorized disclosure of any of Employer's Confidential Information obtained by Executive during his employment with Employer constitutes unfair competition. Executive promises and agrees not to engage in any unfair competition with Employer.

          6.1.4    Option to Engage Executive as Consultant.  Upon the
                   ----------------------------------------
termination of Executive's employment under this Agreement for any reason, Employer shall have the option to engage Executive as a consultant on a yearly basis for up to two consecutive years. As a consultant, Executive's duties shall include those matters reasonably requested by the Board of Directors of Employer but which will not interfere (as to time required) with the opportunity to maintain other employment consistent with this Paragraph 6.1.4. During any period for which Executive is engaged to perform consulting services for Employer under this Paragraph 6.1.4, Executive agrees that Executive shall not:

          (a) Carry on directly or indirectly, whether or not for compensation (as proprietor, partner, stockholder (except that a less than five percent ownership in a public corporation shall be permitted), officer, director, agent, employee, consultant, trustee, affiliate or otherwise), any business, which in the reasonable judgment of the Board of Directors of Employer is, or as a result of Executive's engagement or participation would become, competitive with, or adverse to, the business of Employer as it exists at that time;

          (b) Permit Executive's name to be used by or participate in a venture carrying on any business competitive in any respect with the business of Employer as it exists at that time;

          (c) Solicit or divert, or attempt to call on, solicit or divert, any customer of Employer with whom Executive became acquainted during Executive's employment or affiliation with Employer, either for Executive or for any other person, firm or corporation;

          (d) Induce or attempt to include any person who is an employee, agent or consultant of Employer to leave the employ of Employer; or

          (e) Take any other action materially inimical to the interests of Employer.

          6.1.5    Compensation for Consulting Services.  For each year that
                   ------------------------------------
Executive provides consulting services to Employer pursuant to the option of Employer contained in Paragraph 6.1.4, Employer shall pay Executive the Salary, Benefits and the cost of split-dollar life insurance, payable in twelve installments which are to be paid at the end of each month. The parties expressly agree that when Executive is performing consulting services for Employer, Executive is acting as an independent contractor. Therefore, Executive solely shall be liable for Social Security and income taxes which result from Executive's compensation as a consultant. In addition, Executive shall not be entitled to Incentive Compensation, an automobile allowance, dues or membership reimbursement.

     6.2   Injunctive Relief.  Executive agrees that Employer would not have an
           -----------------
adequate remedy at law for any violation of this Agreement by Executive, and that Employer shall have the right to a restraining order and/or other injunctive relief against Executive in the event of his breach of this Article 6, in addition to damages and any other rights Employer may have.

     6.3   Books and Records.  Executive agrees to hold as Employer's property,
           -----------------
all memoranda, books, papers, letters and other data and all copies thereof and therefrom, in any way relating to Employer's business and affairs, made by him or otherwise coming into his possession, and at termination of his employment, or on demand of Employer at any time, to deliver the same to Employer.


                                   ARTICLE 7

                                  TERMINATION
                                  -----------

     7.1   Resignation by Executive.  Executive may terminate his employment for
           ------------------------
any reason upon 90 days' written notice to Employer. If Executive voluntarily terminates his employment other than for Good Cause (as defined in Section 7.8), Employer shall pay the Salary, Incentive Compensation and Benefits prorated on the basis of a 365-day fiscal year for such portion of a year in which Executive is employed, as determined in accordance with Article 3.

     7.2   Termination Without Cause.  If (i) Employer terminates Executive
           -------------------------
without cause, (ii) Executive resigns for Good Cause (as defined in Section 7.7) or (iii) Executive's employment is terminated by Executive's death or complete disability (as described in Section 7.5), then Executive shall receive the Salary, Incentive Compensation and Benefits in the manner, time frame and amount to which he would have been entitled as if Executive had remained employed by Employer through the term of this Agreement; provided, however, that any Benefits shall continue only to the extent permitted by law and by Employer's insurance carriers (whether under COBRA or otherwise); and provided, further, that Executive is not eligible to receive comparable benefits from another employer. Acceptance by Executive of continued payments pursuant to this Section 7.2 shall constitute a waiver of any claims Executive may have against Employer arising out of Executive's employment, except as provided in Article 8 of this Agreement.

     7.3   Termination For Cause.  Employer may terminate Executive for cause by
           ---------------------
delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Grounds to terminate this Agreement "for cause" shall mean the occurrence of any of the following events which is reasonably likely to have a material adverse effect on Employer:

          7.3.1 Executive's willful failure or refusal to perform the duties of his employment under the provisions of this Agreement, which failure is not cured within forty-five days after receipt of written notice.

          7.3.2 Executive's performance of any action when specifically instructed not to do so by the Board of Directors of Employer;

          7.3.3 Executive's knowing participation in any activity which is competitive with or intentionally injurious to Employer;

          7.3.4 Executive's commission of any fraud against Employer, or unauthorized use or appropriation of any funds or properties of Employer for Executive's personal gain;

          7.3.5 Executive's conviction of any felony or other crime involving moral turpitude; or

          7.3.6 Executive's knowing misappropriation of trade secrets or proprietary information of Employer.

     If Employer terminates Executive for cause, then Executive shall receive the Salary and Incentive Compensation pro-rated on the basis of a 365-day fiscal year to the date which is 90 days following the date of such termination. Benefits also shall be continued to such date 90 days following termination, but only to the extent permitted by law and by Employer's insurance carriers.

     7.4   Effective Date of Termination.  Any notice of termination shall
           -----------------------------
effect termination of this Agreement as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered to Executive.

     7.5   Death or Disability.  Executive's employment shall terminate without
           -------------------
notice upon the date of Executive's death or complete disability. Executive shall be entitled to receive the Salary, Incentive Compensation and Benefits as described in Section 7.2 from the date of death or complete disability. The term "complete disability" as used in this Agreement shall mean the inability of Executive to perform his duties under this Agreement because he has become permanently disabled within the meaning of any policy of disability income insurance covering executive employees of Employer then in force. In the event Employer has no policy of disability income insurance covering executive employees of Employer in force when Executive becomes disabled, the term "complete disability" shall mean the inability of Executive to perform his duties under this Agreement by reason of any incapacity, physical or mental, which the Board of Directors of Employer, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board of Directors of Employer, determines to have incapacitated Executive from satisfactorily performing all of his usual services for Employer during the foreseeable future. Based upon such medical advice or opinion, the action of the Board of Directors of Employer shall be final and binding and the date such action is taken shall be the date of such complete disability for purposes of this Agreement.

     7.6   Duties Prior to Termination.  If Executive is terminated pursuant to
           ---------------------------
Section 7.3, the Board of Directors of Employer may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other duties and responsibilities to be performed until the termination becomes effective.

     7.7   Definition of Good Cause.  "Good Cause" shall mean the occurrence of
           ------------------------
any of the following events:

           7.7.1 The relocation of Executive's full-time office to a location more than fifty (50) miles from Employer's office set forth in Section 2.2;

           7.7.2 A material reduction in Executive's duties, responsibilities or title; or

           7.7.3   A "Change in Control," defined as:

          (a) any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of Employer possessing 51% or more of the total voting power of Employer's stock;

          (b) a majority of the members of Employer's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Employer's board prior to the date of the appointment or election; or

          (c) any one unaffiliated person, or more than one such person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) business and/or assets from Employer that have a total fair value equal to or greater than 51% of the total fair value of all of Employer's business and assets immediately before the acquisition or acquisitions.

     7.8   Termination by Consent.  The parties may mutually agree at any time
           ----------------------
to terminate this Agreement upon such terms and conditions as may be agreed upon in writing.


                                   ARTICLE 8

                          INDEMNIFICATION OF EXECUTIVE
                          ----------------------------

     8.1   Indemnification.  If Executive is at any time made a party to any
           ---------------
proceeding, whether civil, criminal, administrative or investigative (each, a "proceeding") by reason of the fact that Executive is or was an employee of Employer, Employer shall to the maximum extent permitted by Section 145 of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Employer, indemnify, defend and hold Executive harmless from and against any and all expenses, including without limitation attorneys' fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. Employer shall advance to Executive any expenses reasonably incurred by him in defending any such proceeding to the maximum extent allowed by law; provided that Executive shall repay amounts advanced if there is a final and binding determination that Executive is not entitled to be indemnified hereunder. Notwithstanding anything else to the contrary in this Agreement, the provisions of this Article 8 shall survive the termination of this Agreement or the termination of Executive for any reason.


                                   ARTICLE 9

                                    PAYMENTS
                                    --------

     9.1   Payment Limitations.  All payments to Executive under this Agreement
           -------------------
shall be reduced by applicable local, state and federal withholding requirements. Should any payments under this Agreement be determined by Employer's independent public accounting firm to be in excess of federal or state Golden Parachute limitations (currently Internal Revenue Code Section
280G), then Executive and Employer hereby agree that such payments shall be modified so as to be one dollar less than such Golden Parachute limitations. If the determination is made after the payment(s) have been made by Employer, then Executive shall promptly refund the overpayment to Employer.

     9.2   Right to Offset.  Employer shall have the right to offset any debts
           ---------------
or damages owed by Executive to Employer against the salary or other payment owed to Executive.


                                   ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

     10.1  Amendments.  The provisions of this Agreement may not be waived,
           ----------
altered, amended or repealed in whole or in part except by the written consent of all the parties to this Agreement.

     10.2  Entire Agreement.  The terms, covenants, conditions and provisions
           ----------------
contained in this Agreement constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements.

     10.3  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     10.4  Severability.  Each term, covenant, condition or provision of this
           ------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be deemed by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

     10.5  Successors and Assigns.  This Agreement shall be binding on and shall
           ----------------------
inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns except as otherwise provided herein.

     10.6  No Assignment or Transfer by Executive.  Neither this Agreement nor
           --------------------------------------
any of the rights, benefits, obligations or duties hereunder may be assigned or transferred by Executive. Any purported assignment or transfer by Executive shall be void.

     10.7  Governing Law.  This Agreement and all subsequent agreements between
           -------------
the parties shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Georgia.

     10.8  Dispute Resolution Procedure.  The parties agree that any dispute
           ----------------------------
arising out of the employment relationship between them, including the termination of that relationship, shall be resolved under the following procedures.

          10.8.1 The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

          10.8.2 If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to nonbinding mediation before a mediator to be jointly selected by the parties. Employer will pay the cost of the mediation.

          10.8.3 If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration pursuant to an arbitrator mutually selected by the parties or, if no agreement is reached, then under the Expedited Labor Arbitration Rules of the American Arbitration Association, except that the arbitrator shall be selected by alternately striking names from the panel of five neutral labor or employment arbitrators designated by the American Arbitration Association.

     The arbitrator shall have the authority to grant any relief authorized by law. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of this Agreement. In addition, the arbitrator shall not have the authority to require Employer to change any lawful policy or benefit plan.

     The hearing shall be transcribed. Employer shall bear the costs of the arbitration.

          10.8.4 Arbitration shall be the exclusive final remedy for any dispute between the parties, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for in paragraphs 10.8.1 and 10.8.2 above.

     10.9  Legal Expenses.  Subject to Section 11.8, if any legal action or any
           --------------
arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether such party or parties have instituted the action, shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which he or they may be entitled.

     10.10 Notices.  All notices, requests, demands and other communications to
           -------
be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served on the party to whom notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first-class mail, postage prepaid, and properly addressed to Employer at its principal offices and to the executive at his home address last shown on the records of Employer or any other address that any party may designate to be written notice to the other party.

     10.11 Headings and Captions.  The headings and captions used herein are
           ---------------------
solely for the purpose of reference only and are not to be considered as construing or interpreting the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of May 20, 1996.


                             Employer

                             JMC GROUP, INC., a Delaware corporation


                             By:________________________________________________



                             Executive


                             ___________________________________________________
                             James K. Mitchell